June 26, 2012

Bioshaft Water Technology Inc.

1 Orchard Dr., Suite 220

Lake Forest, CA, 92630

RE:	CONSULTING AGREEMENT BETWEEN
BIOSHAFT WATER TECHNOLOGY INC. (the “Company”)
AND SRA REAL ESTATE SERVICES, INC. (the “Consultant”)

Further to the discussion between Bioshaft Water Technology Inc. and SRA Real Estate Services, Inc., below are the terms of the agreement between the Company and the consultant engaging as a Corporate Marketing and Business Development Consultant..

AGREEMENT

DATED on this 1st day of July, 2012 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the “Company”) and SRA REAL ESTATE SERVICES, INC. a State of california Corporation with offices in San Diego, CA (the “Consultant”).

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render corporate finance, adminstrative, and management in the form of:

1.

Assist with corporate governance requirements.

2.

Prepare documents and provide internal support for accountants’ quarterly SEC, and annual tax filings.

3.

Act as the primary contact on all Investor Relations, and outside communications with the company for administrative and financial issues.

4.

Respond to regulatory, legal, and financial inquiries on behalf of the company.

5.

Assist the President to define management and administrative controls and policies that meet regulatory agencies for implementation by the company.

6.

Review and help in writing contracts and agreements on behalf of the company.

7.

Develop a purchasing and financial system to support the project management in an efficient and timely manner.

8.

Establish program to generate new Private Investments.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

9.

Implement a program to establish credit with third parties such as financial institutions, vendors, suppliers, and private lenders.

10.

Complete the implementation of a professional support team of consultants in the financial, accounting, purchasing, administrative, and client communication areas.

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be through December 31, 2012.

After December 31, 2012, this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1.

The Company shall pay the Consultant Ten thousand dollars ($10,000.00) for the services rendered by the Consultant on the Company’s behalf.

2.

The Ten thousand dollars ($10,000.00) is payable on the execution of the contract and every thirty days afterward.

EXPENSES

The Company agrees to reimburse the Consultant for special pre-approved travel expenses made specifically on behalf of the company.

COMPANY’S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations.  The Consultant may rely on the accuracy of all such information without independent verification.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant’s willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties.  This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

SRA Real Estate Services, Inc.	BioShaft Water Technology

/s/ Sam Ariss	/s/ Walter J. Zurawick, Jr.
June 26, 2012	June 26, 2012

Samir Ariss	Walter J. Zurawick, Jr.
President	President and CEO

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630